Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.

This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.

I, Jerome P. Grisko, Jr., the President and Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 5, 2017	/s/ JEROME P. GRISKO, JR.
Jerome P. Grisko, Jr.
President and Chief Executive Officer

Subscribed and sworn to before me this 5th day of May, 2017.

/s/ MICHAEL W. GLEESPEN
Name:	Michael W. Gleespen
Title:	Notary Public & Attorney-At-Law
Registered in Franklin County, Ohio No Expiration Date